SUB-ITEM 77H

                      MFS INSTITUTIONAL TRUST

       As of December 31, 2003, the following entity beneficially owned more than 25% of any one fund's voting securities, thereby becoming a controlling entity(ies) of such fund:



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
                                                                                        % OF
                                                                                        SHARES

FUND                                    OWNER AND ADDRESS                                OWNED

                                                                                         OF ENTIRE FUND




MFS Institutional Mid Cap Growth Fund          National University                          31.87%
                                               11255 N. Torrey Pines Rd.
                                                La Jolla, CA  92037-1011


        As of December 31, 2003, the following entities no longer beneficially owned more than 25% of any one fund's voting securities, thereby ceasing to be a controlling entity of such funds:




OWNER                                          FUND



Fidelity Inv.Institutional Operations Co., MFS Institutional Emerging Equities
Inc.(FIICO) For Fortune Brands Plans       Fund


Trustees of the Estate of Bernice Pauahi  MFS Institutional Mid Cap Growth Fund


Mount Auburn Hospital Directors Account      MFS Institutional Core Equity Fund


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